UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2007

Beckman Coulter, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-10109	95-104-0600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard Fullerton, California	92834-3100
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 871-4848

(Former name or former address, if changed since last report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On March 24, 2007, Beckman Coulter, Inc. (“Beckman”), Louisiana Acquisition Sub, Inc., a wholly-owned subsidiary of Beckman (“Purchaser”), and Biosite Incorporated (“Biosite”), each a Delaware corporation, entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Purchaser will commence an offer (the “Offer”) to acquire all of the outstanding shares of Biosite common stock, par value $0.001 per share, (the “Biosite Shares”) for $85.00 in cash per share, without interest (the “Purchase Price”).

Completion of the Offer is subject to several conditions, including (i) that a majority of the Biosite Shares outstanding (determined on a fully diluted basis) must be tendered and not withdrawn at the time the tendered shares are accepted; (ii) the absence of any law or order prohibiting the completion of the Offer; and (iii) that the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) must have expired or terminated and certain foreign antitrust approvals, if necessary, must have been obtained. Subject to the terms of the Merger Agreement, Biosite has granted Purchaser an option to purchase that number of newly-issued Biosite Shares that is equal to 10,000 shares more than the amount needed to give Purchaser ownership of 90% of the outstanding Biosite Shares (the “Top-Up Option”), provided that the number of Biosite Shares that may be issued pursuant to the Top-Up Option may not exceed 19.9% of the number of Biosite Shares outstanding as of the date of the Merger Agreement. The Top-Up Option is exercisable only if Purchaser acquires at least 80% of the outstanding Biosite Shares pursuant to the Offer or other means. Purchaser will pay Biosite the Purchase Price for each share acquired upon exercise of the Top-Up Option.

Following consummation of the Offer, Purchaser will be merged with and into Biosite (the “Merger”), with Biosite surviving as a wholly owned subsidiary of Beckman. Upon completion of the Merger, each Biosite Share outstanding immediately prior to the effective time of the Merger (excluding Biosite shares held by Beckman, Purchaser, Biosite or their wholly-owned subsidiaries, and by stockholders who properly preserve their appraisal rights under the Delaware General Corporation Law) will be cancelled and converted into the right to receive the Purchase Price. If Purchaser acquires 90% or more of the then outstanding Biosite Shares through the Offer, the Top-Up Option, or otherwise, it may effect the Merger as a short-form merger without approval by Biosite’s stockholders. Otherwise, Biosite will hold a special stockholders’ meeting to obtain stockholder approval of the Merger.

Consummation of the Merger is subject to customary conditions, including (i) the adoption of the Merger Agreement, if required, by the requisite vote of the stockholders of Biosite; (ii) the purchase of the Biosite Shares by Purchaser pursuant to the Offer; (iii) the absence of any law or order prohibiting the Merger; and (iv) the expiration or termination of any applicable waiting period under the HSR Act and the receipt of certain foreign antitrust approvals, if necessary.

Beckman and Biosite have made customary representations, warranties and covenants in the Merger Agreement, including covenants (i) to promptly effect all registrations, filings and submissions required pursuant to the HSR Act, the Securities Exchange Act of 1934 and other applicable laws with respect to the Offer and the Merger; and (ii) to use commercially reasonable efforts to take all other actions necessary to consummate and effectuate the transactions contemplated by the Merger Agreement.

Biosite has also agreed to (i) use commercially reasonable efforts to conduct its business in the ordinary course consistent with past practice prior to consummation of the Merger and (ii) not solicit or engage in discussions concerning alternative proposals for the acquisition of Biosite, subject to specified exceptions.

The Merger Agreement has been adopted by the boards of directors of Beckman and Biosite, and the board of directors of Biosite has unanimously voted to recommend that the stockholders of Biosite tender their shares in the Offer and, if necessary, vote to approve the Merger. The Merger Agreement can be terminated by Beckman or Biosite under certain circumstances. If the circumstances relate to the acceptance by Biosite of an alternative acquisition proposal or a change in the recommendation of the Biosite board of directors, then Biosite may be required to pay Beckman a termination fee of $50 million.

Support Agreement

On March 24, 2007, in connection with the Offer, Beckman and Purchaser entered into a Tender and Stockholder Support Agreement with Kim D. Blickenstaff, Chairman and Chief Executive Officer of Biosite (the “Support Agreement”). Under the terms of the Support Agreement, Mr. Blickenstaff has agreed to tender all Biosite Shares now or hereafter acquired by him in connection with the Offer. He has also agreed to vote such shares in support of the Merger in the event stockholder approval is required to consummate the Merger. Mr. Blickenstaff currently holds 241,946 Biosite Shares, or approximately 1.5% of the current outstanding Biosite Shares. In addition, Mr. Blickenstaff holds options to acquire 437,811 Biosite Shares, of which 375,256 are currently vested and exercisable.

Financing Commitment

On March 24, 2007, in connection with the Offer, Beckman entered into a commitment letter (the “Commitment Letter”), pursuant to which Morgan Stanley Senior Funding Inc. and Citigroup Global Markets, Inc. have committed to provide financing for the Offer. The Commitment Letter provides for up to $1.65 billion of financing under a 364-day bridge loan facility. The commitment is subject to various conditions, including consummation of the Offer in accordance with the Merger Agreement and other closing conditions similar to those applicable to the completion of the Offer and the Merger.

The foregoing description of the Offer, Merger, Merger Agreement, Support Agreement and Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, the Support Agreement and the Commitment Letter, filed respectively as Exhibit 2.1, 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of March 24, 2007, by and among Beckman Coulter, Inc., Louisiana Acquisition Sub, Inc. and Biosite Incorporated.
10.1	Tender and Stockholder Support Agreement, dated March 24, 2007, by and among Beckman Coulter, Inc., Louisiana Acquisition Sub, Inc., Kim D. Blickenstaff and Rita Blickenstaff.
10.2	Commitment Letter dated March 24, 2007 between Morgan Stanley Senior Funding Inc., Citigroup Global Markets, Inc., and Beckman Coulter, Inc.

This filing and the attached exhibits are neither an offer to purchase nor a solicitation of an offer to sell shares of Biosite. The tender offer for the shares of Biosite has not commenced. Stockholders of Biosite are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. At the time the offer is commenced, Beckman and Purchaser will file tender offer materials with the U.S. Securities and Exchange Commission (SEC) and Biosite will file a Solicitation/Recommendation Statement with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of Biosite at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Free copies of Offer to Purchase and related Letter of Transmittal will also be available from Beckman.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, Biosite and Beckman file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Biosite or Beckman at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Biosite’s and Beckman’s filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Beckman Coulter, Inc.

Date: March 26, 2007	By:	/s/ Jack E. Sorokin
	Name: Title:	Jack E. Sorokin Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 24, 2007, by and among Beckman Coulter, Inc., Louisiana Acquisition Sub, Inc. and Biosite Incorporated.
10.1	Tender and Stockholder Support Agreement, dated March 24, 2007, by and among Beckman Coulter, Inc., Louisiana Acquisition Sub, Inc., Kim D. Blickenstaff and Rita Blickenstaff.
10.2	Commitment Letter dated March 24, 2007 between Morgan Stanley Senior Funding Inc., Citigroup Global Markets, Inc., and Beckman Coulter, Inc.